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                                                                   EXHIBIT 5.1


                [Letterhead of Wachtell, Lipton, Rosen & Katz]





                                 August 28, 1997


CUC International Inc.
707 Summer Street
Stamford, Connecticut  06901

                  Re:  Registration Statement on Form S-4 of
                       CUC International Inc.

Ladies and Gentlemen:

                  We have acted as special counsel to CUC International Inc., a Delaware corporation ("CUC"), in connection with the above captioned Registration Statement on Form S-4 (the "Registration Statement") being filed today with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), with respect to the shares of common stock, par value $.01 per share, of CUC (the "CUC Shares") proposed to be issued in connection with the merger (the "Merger") of HFS Incorporated, a Delaware corporation ("HFS"), with and into CUC upon the terms and subject to the conditions of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 27, 1997, filed as Exhibit 2.1 to the Registration Statement, between CUC and HFS.

                  In connection with this opinion, we have examined the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of CUC in the respective forms contemplated to be in effect at the time that the CUC Shares are issued, the Registration Statement and the exhibits thereto, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, certificates of public officials and of officers of CUC and other instruments, and such matters of law and fact as we have deemed necessary to render the opinion contained herein.

                  In giving the opinion contained herein, we have with your approval relied upon representations of officers of CUC and certificates of public officials with respect to the accuracy of the material factual matters addressed by such representations and certificates. We have, with your approval,


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CUC International Inc.
August 28, 1997
Page 2





assumed the genuineness of all signatures or instruments submitted to us, and the conformity of certified copies submitted to us with the original documents to which such certified copies relate.

                  We are members of the Bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States, the General Corporation Law of the State of Delaware and the laws of the State of New York.

         Based upon the foregoing, and assuming (i) the certificates representing the CUC Shares will be manually signed by one of the authorized officers of Boston EquiServe Limited Partnership, as transfer agent and registrar (the "Transfer Agent and Registrar"), and registered by the Transfer Agent and Registrar, (ii) the consummation of the Merger as contemplated by the Merger Agreement, and (iii) that the shares of HFS common stock to be exchanged for CUC Shares in the Merger have been validly issued, fully paid and non-assessable, we are of the opinion that, upon the amendment of the Amended and Restated Certificate of Incorporation of CUC to authorize a sufficient number of shares of the common stock of CUC, and upon the Merger having been approved by the stockholders of CUC and becoming effective pursuant to the General Corporation Law of the State of Delaware, all as described in the Registration Statement and any amendments thereto, the CUC Shares will be duly authorized and, when issued in the manner described in the Registration Statement and any amendments thereto, will be validly issued, fully paid, and non-assessable.

                  We hereby consent (i) to the filing of this opinion with the Commission as an exhibit to the Registration Statement and (ii) to the statement made in reference to our firm under the caption "LEGAL MATTERS" in the Joint Proxy Statement/Prospectus which is made a part of the Registration Statement. We do not hereby admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

                                              Very truly yours,

                                              /s/Wachtell, Lipton, Rosen & Katz